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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2000

MEDICALOGIC/MEDSCAPE, INC.
(Exact name of registrant as specified in its charter)

Oregon (State or other jurisdiction incorporation or organization)	000-28285 (Commission File Number)	93-0890696 (I.R.S. Employer Identification No.)

20500 NW Evergreen Parkway
Hillsboro, Oregon 97124
(Address of principal executive offices)

(503) 531-7000
(Registrant's telephone number,
including area code)

Item 5. Other Events

    On December 21, 2000 MedicaLogic/Medscape, Inc. (the "Company") announced an agreement for a $17.3 million private placement of preferred stock and warrants. The Company's press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

  (c)
  Exhibits.

  99.1
  Press release dated December 21, 2000.

Signatures

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2000	MEDICALOGIC/MEDSCAPE, INC.
By:	/s/ MARK E. BOULDING Mark E. Boulding General Counsel, Executive Vice President, Governmental & Regulatory Affairs and Secretary

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated December 21, 2000

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EXHIBIT INDEX